UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2011

SPECTRUM PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35006	93-0979187
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11500 S. Eastern Ave., Ste. 240, Henderson, NV	89052
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 835-6300

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously announced, in 2006 Spectrum Pharmaceuticals, Inc. (the “Company”), acquired all of the oncology drug assets of Targent, LLC, as the successor to Targent, Inc. (“Targent”). In connection with the transaction, Targent remained eligible to receive contingent consideration, in the form of the Company’s common stock and/or cash, upon achievement of certain regulatory and sales milestones, if any. The Company filed a registration statement (declared effective by the SEC, Registration No. 333-135029) covering the resale of one-third of all shares issued to Targent or its stockholders pursuant to the asset purchase agreement (including shares issuable upon achievement of any milestones).

As a result of the satisfaction of one such milestone, the Company became obligated to issue, on or before August 15, 2011, an aggregate amount of 577,367 shares of its common stock, as directed by Targent, to certain of Targent’s stockholders. The specific details concerning the milestone and the payment amount were redacted from the Asset Purchase Agreement filed as Exhibit 2.1 to the Company’s Amendment No. 1 to Form 10-K for the year ended December 31, 2005 and are the subject of a confidential treatment order from the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Item 3.02	Unregistered Sales of Equity Securities

Pursuant to the terms of the Asset Purchase Agreement referenced in Item 2.04 above and in connection with the achievement of a milestone event on August 15, 2011, the Company issued an aggregate amount of 577,367 shares of the Company’s common stock to certain stockholders of Targent, including shares of common stock issued in lieu of cash payment obligations. Such shares were issued without registration in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, based in part upon the following: the issuance does not involve any public offering; the Company made no solicitation in connection with the transaction, other than communication with Targent and its stockholders; the Company obtained representations from Targent and its stockholders regarding its and their investment intent, experience and sophistication; Targent has received or had access to adequate information about the Company in order to make an informed investment decision; Targent and its stockholders have represented that they are each an “accredited investor” within the meaning of Rule 501 of Regulation D under the Act; the Company reasonably believes that Targent and its stockholders are sophisticated within the meaning of Section 4(2) of the Act; and the common stock will be issued with restricted securities legends. No underwriting discounts or commissions will be paid in conjunction with the issuance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2011

SPECTRUM PHARMACEUTICALS, INC.

By:	/s/ Brett L. Scott
Brett L. Scott Senior Vice President and Acting Chief Financial Officer